Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

iPhysician Net Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings “Selected Financial Data” and “Independent Auditors” in the prospectus.

/s/KPMG LLP

Phoenix, Arizona

February 4, 2000